Exhibit 10.30

Schedule to Senior Vice President Severance Agreement

The following is a list of our officers who are party to the Company’s Senior Vice President Severance Agreement, the form of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending 9/28/2013:

Arthur Friedman
David Harding
Rohan Hastie, Ph.D.
Carter Houghton
Zhenxue Jing
Roger Mills
David Rudzinsky
Jay Stein